As filed with the Securities and Exchange Commission on August 30, 1996
                                                 Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ___________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________
                      UNITED DOMINION REALTY TRUST, INC.
            (Exact name of registrant as specified in its charter)

                    Virginia                         54-0857512
          (State or other jurisdiction            (I.R.S. Employer
               of incorporation)                 Identification No.)
                          10 S. 6th Street, Suite 203
                         Richmond, Virginia 23219-3802
                                 (804)780-2691
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 JOHN P. McCANN
                     President and Chief Executive Officer
                       United Dominion Realty Trust, Inc.
                          10 S. 6th Street, Suite 203
                         Richmond, Virginia  23219-3802
                                 (804) 780-2691
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                  Copies to:

                          JAMES W. FEATHERSTONE, III
                               RANDALL S. PARKS
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                        Richmond, Virginia  23219-4074
                                (804) 788-8267

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                _______________

                        CALCULATION OF REGISTRATION FEE

Title of Each Class of           Amount to    Proposed Maximum Offering  Proposed Maximum Aggregate
Securities to be Registered    be Registered     Price Per Unit (1)         Offering Price (1)        Amount of Registration Fee
Common Stock,
$1.00 par value               1,679,840 shares        $13.5625                 $22,782,830                    $7,856.15

(1) Determined pursuant to Rule 457(c).

                                  ____________

     The registrant hereby amends this registration statement on such date or dates as may benecessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS
- ----------
                                1,679,840 Shares

                       United Dominion Realty Trust, Inc.

                                  Common Stock

     This Prospectus relates to 1,679,840 shares (the "Shares") of Common Stock, $1.00 par value (the "Common Stock"), of United Dominion Realty Trust, Inc. (the "Company"), which may be offered by certain shareholders of the Company (the "Selling Shareholders") from time to time, in transactions on the New York Stock Exchange ("NYSE") or in privately negotiated transactions, including transactions with exchange funds, through the writing of options on the Shares or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold directly by the Selling Shareholders or by their pledgees, donees, transferees or other successors in interest. Alternatively, the Shares may be offered to or through underwriters, brokers or dealers who may act solely as agents or who may acquire Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place on the New York Stock Exchange ("NYSE"), including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, at market prices prevailing at the time of sale, or otherwise at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees, underwriting discounts or commissions may be paid by the Selling Shareholders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating underwriters, brokers, dealers or agents may be deemed "underwriters" as such term is defined in the Securities Act of 1933, as amended (the "Securities Act") and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. See "Use of Proceeds."

     The Company has agreed to bear all expenses (other than commissions or discounts of underwriters, dealers or agents, brokers' fees, state and local transfer taxes, and fees and expenses of counsel or other advisors to the Selling Shareholders) in connection with the registration of the Shares being offered by the Selling Shareholders, estimated to be $ 35,000. See "Plan of Distribution" herein for a description of indemnification arrangements between the Company and the Selling Shareholders.

     The Common Stock is listed on the NYSE under the symbol "UDR." On August 29, 1996, the last reported sale price of the Common Stock on the NYSE was $13 5/8 per share.


             THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
            PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY
                  REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                 COMMISSION OR ANY STATE SECURITIES COMMISSION
                    PASSED UPON THE ACCURACY OR ADEQUACY OF
                      THIS PROSPECTUS.  ANY REPRESENTATION
                              TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.


                The date of this Prospectus is September  , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Office at Suite 1400, 500 West Madison Street, Chicago, Illinois 60661 and Suite 1300, 7 World Trade Center, New York, New York 10048, and can also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that have been filed electronically with the Commission. The address of such site is http://www.sec.gov.

     This Prospectus is part of a registration statement on Form S-3 (together with all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules of the Commission. For further information, reference is made to the Registration Statement.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents (File No. 1-10524) filed by the Company with the Commission under the Exchange Act are hereby incorporated by reference in this
Prospectus: (i) the Company's annual report on Form 10-K for the year ended December 31, 1995 filed on March 29, 1996, including the Company's Form 10-K/A No. 1 to Form 10-K for the year ended December 31, 1995 filed on April 12, 1996, the Company's Form 10-K/A No. 2 to Form 10-K for the year ended December 31, 1995 filed on May 20, 1996 and the Company's Form 10-K/A No. 3 to Form 10-K for the year ended December 31, 1995 filed on May 20, 1996; (ii) the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1996 filed on May 15, 1996; (iii) the Company's quarterly report on Form 10-Q for the quarter ended June 30, 1996 filed on August 14, 1996; (iv) the Company's Current Report on Form 8-K dated April 11, 1995, including the Company's Form 8-K/A No. 1 to Form 8-K dated April 11, 1995 filed on April 12, 1996, Form 8-K/A No. 2 to Form 8-K dated April 11, 1995 filed on April 19, 1996 and Form 8-K/A No. 3 to Form 8-K dated April 11, 1995 filed on May 20, 1996; (v) the Company's Current Report on Form 8-K dated June 30, 1995 filed on June 30, 1995, including the Company's Form 8-K/A No. 1 to Form 8-K dated June 30, 1995 filed on January 31, 1996; (vi) the Company's Current Report on Form 8-K dated December 28, 1995 filed on January 11, 1996, including the Company's Form 8-K/A No. 1 to Form 8-K dated December 28, 1995 filed on March 11, 1996, Form 8-K/A No. 2 to Form 8-K dated December 28, 1995 filed on April 19, 1996, and Form 8-K/A No. 3 to Form 8-K dated December 28, 1995 filed on May 20, 1996; (vii) the Company's Current Report on Form 8-K dated January 31, 1996 filed on January 31, 1996; (viii) the Company's Current Report on Form 8-K dated April 12, 1996 filed on April 12, 1996; (ix) the Company's Current Report on Form 8-K dated August 15, 1996 filed
August 30, 1996; and (x) the description of the Common Stock contained in the Company's registration statement on Form 8-A dated April 19, 1990, filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference herein.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide on request and without charge to each person to whom this Prospectus is delivered a copy (without exhibits) of any or all documents incorporated by reference into this Prospectus. Requests for such copies should be directed to United Dominion Realty Trust, Inc., 10 South 6th Street, Richmond, Virginia 23219-3802, Attention: Chief Financial Officer (telephone 804/780-2691).


                                  THE COMPANY

     The Company, founded in 1972, is a self-administered equity real estate investment trust that owns and operates apartments in the Mid-Atlantic and Southeast from Delaware to Florida and west to Tennessee. The Company is a fully integrated real estate company with acquisition, development and asset property management capabilities. The Company acquires, improves, operates, manages and selectively sells properties with the primary goal of maximizing its funds from operations, while increasing the value of its real estate through capital improvements and intensive management.

     The Company's 172 properties include 165 apartment communities containing 40,853 apartment units, three neighborhood shopping centers and four other commercial properties. The Company also owns two parcels of undeveloped land for future development. Most of the Company's properties are located in the Southeast. Management believes that the Company has benefitted from the population and job growth within the region and that this region will continue to provide attractive demographic and economic patterns conducive to real estate investment in the 1990's.

     In 1995, the Company organized United Dominion Realty, L.P. (the "Partnership") to assist the Company in competing for acquisition of properties that meet the Company's investment strategies from seller partnerships some or all of whose partners may wish to defer taxation of gain realized on sale through an exchange of partnership interests. The Company has acquired four apartment communities and land to develop an additional apartment community using the Partnership and transferred seven of its Tennessee properties into the Partnership. As of July 30, 1996, the Partnership was 98% owned by the Company and one of its subsidiaries.

     The Company's investment policy has been to acquire two types of apartments: newer properties that can be acquired at discounts from replacement cost and older or under-performing properties that can be upgraded and repositioned by capital improvements and intensive property management. Beginning in 1991, the Company embarked on a major expansion of its apartment portfolio involving (i) the acquisition of apartment properties having high occupancy levels and not requiring substantial renovation and (ii) entry into new markets. The properties have been acquired generally at significant discounts from replacement cost and at attractive current yields. Since the beginning of 1991, net of resales, the Company has acquired 128 apartment properties containing 32,192 units at a total initial cost, including closing costs, of approximately $1.125 billion.

     Although no formal plans which would commit the Company for divestiture have been made, the Company hopes to substantially liquidate its commercial properties over time as suitable opportunities arise. At the end of October, 1995, the Company executed a letter of intent to sell five of the seven shopping centers then owned by it in a bulk sale at an aggregate purchase price of $28.4 million. During the first quarter of 1996, the contract for the five shopping centers was terminated. Since January 1, 1996, of the five shopping centers included in the terminated bulk sale contract, three were sold in separate and unrelated transactions at an aggregate sale price of $15.4 million and one is currently under contract for sale. In addition, the Company sold a Myrtle Beach, South Carolina shopping center for $5.9 million. The three remaining shopping centers included in the Company's portfolio currently are not under letter of intent or contract for sale.

     The Company has paid continuous quarterly distributions to its common shareholders since 1973 and has increased its distributions each year during the past 20 years. The current indicated annual Common Stock distribution is $.96 per share. In past years, a portion of the Company's distributions to shareholders has been designated as a non-taxable return of capital for federal income tax purposes.

     The Company, a Virginia corporation, has its principal office at 10 South 6th Street, Richmond, Virginia 23219-3802, and its telephone number is (804) 780-2691. Unless the context indicates otherwise, the term "Company," as used herein, includes the Company and its subsidiaries, all of which are wholly-owned.


                                USE OF PROCEEDS

     The Company will receive no proceeds from the sale of Shares by the Selling Shareholders.


                            THE SELLING SHAREHOLDERS

     Certain information regarding the Selling Shareholders appears in the table below. All of the Shares being offered by the Selling Shareholders were acquired by them in connection with the purchase by the Company of a portfolio of 18 apartment properties (the "Properties") and certain related assets consummated August 15, 1996. The Company agreed to file the Registration Statement with the Commission for the benefit of the Selling Shareholders and to keep it effective for a period of two years and nine months. The Shares are subject to restrictions that generally prohibit any sale of the Shares before May 15, 1997. No Selling Shareholder has had any material relationship with the Company or any affiliate of the Company within the past three years, other than the transaction in which the Properties were acquired. The Company may in the future contract with Jeffery W. Kentner or firms controlled by him for real property development services or the acquisition of developed properties. No Selling Shareholder owns one percent or more of the outstanding Common Stock and each Selling Shareholder is offering all Common Stock owned by him.

                                                         Number of
                                                     Shares Owned and
          Selling Shareholders                         Being Offered

           John C. Harmon                                559,947
           Jeffery W. Kentner                            559,947
           Thomas J. White, Jr.                          559,946




                              PLAN OF DISTRIBUTION

     The Shares may be sold from time to time directly by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest, in transactions on the NYSE or in privately negotiated transactions, including transactions with exchange funds, through the writing of options on the Shares or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. Alternatively, the Shares may be offered to or through underwriters, brokers or dealers who may act solely as agents, or who may acquire Shares as principals. The distribution of the Shares through such persons may be effected in one or more transactions that may take place on the NYSE, including block trades or ordinary broker's transactions, or through privately negotiated transactions or sales to one or more brokers or dealers for resale of such securities as principals, or otherwise at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales. In connection with such sales, the Selling Shareholders and any participating brokers or dealers may be deemed "underwriters" as such term is defined in the Securities Act and the commissions paid or discounts allowed to any of such underwriters, brokers, dealers or agents, in addition to any profits received on resale of the Shares if any such underwriters, brokers, dealers or agents should purchase any Shares as a principal, may be deemed to be underwriting discounts or commissions under the Securities Act.

     The Company has agreed to bear all normal and reasonable costs (other than costs, fees, discounts or expenses of underwriters) in connection with the registration of the Shares under the Securities Act for sale by the Selling Shareholders, compliance with applicable state securities or Blue Sky laws, and listing the Shares on the NYSE, estimated to be $35,000 in the aggregate.

     The Company has agreed to indemnify the Selling Shareholders from certain damages or liabilities arising out of or based upon any untrue statement of a material fact contained in, or material omission from, the Registration Statement, except to the extent such untrue statement or omission was made in the Registration Statement in reliance upon written information furnished by any of the Selling Shareholders.

     Any of the underwriters, dealers, brokers or agents may have other business relationships with the Company and its affiliates in the ordinary course of business.

     If some or all of the Shares are offered in an underwritten offering, the terms of such underwritten offering, including the initial public offering price, the names of the underwriters and the compensation, if any, of such underwriters, will be set forth in supplement to this Prospectus .

                                 LEGAL MATTERS

     The legality of the Shares will be passed upon for the Company by Hunton & Williams, Richmond, Virginia.

                                    EXPERTS

     The consolidated financial statements of the Company included in its annual report on Form 10-K for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The combined statement of rental operations of Brittingham Square Apartments, The Greens at Cedar Chase Apartments, The Greens at Cross Court Apartments, The Greens at Falls Run Apartments, The Greens at Hilton Run Apartments, The Greens at Hollymead Apartments, The Greens at Schumaker Pond Apartments, The Greens of Constant Friendship Apartments and The Manor at England Run Apartments, included in the Company s Current Report on Form 8-K, dated June 30, 1995, incorporated by reference herein, has been incorporated herein in reliance upon the report dated May 24, 1995, of L. P. Martin & Company, P.C., independent auditors, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The statements of rental operations of Hunters Ridge at Walden Lake Apartments, Marble Hill Apartments, Mallards of Wedgewood Apartments and Andover Place Apartments, included in the Company's current report on Form 8-K, dated December 28, 1995, incorporated by reference herein, have been incorporated herein in reliance upon the reports respectively dated November 21, December 5, December 6 and December 7, 1995, of L.P. Martin & Company, P.C., independent auditors, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. The combined statements of the Properties, included in the Company's Current Report on Form 8-K, dated August 15, 1996, incorporated by reference herein, has been incorporated herein in reliance upon the report dated May 16, 1996, of Dixon, Odom & Co., L.L.P., independent public accountants, also incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

      NO ONE HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS REGARDING THE COMPANY OR THE OFFERING MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, NOR DOES IT CONSTITUTE AN OFFER TO OR SOLICITATION OF ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS AT ANY TIME NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                  Page

Available Information . . . . . . . . . . . . .    2

Incorporation of Certain
     Documents by
     Reference  . . . . . . . . . . . . . . . .    2

The Company . . . . . . . . . . . . . . . . . .    3

Use of Proceeds . . . . . . . . . . . . . . . .    4

The Selling Shareholders  . . . . . . . . . . .    4

Plan of Distribution  . . . . . . . . . . . . .    4

Legal Matters . . . . . . . . . . . . . . . . .    5

Experts . . . . . . . . . . . . . . . . . . . .    5

                                1,679,840 SHARES

                                UNITED DOMINION
                               REALTY TRUST, INC.

                                  COMMON STOCK

                            _______________________


                                   PROSPECTUS


                                SEPTEMBER, 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

     The estimated expenses in connection with the offering are as follows:

     Securities and Exchange Commission registration fee  . . $ 7,856
     Accounting fees and expenses . . . . . . . . . . . . . .  10,000
     Blue Sky fees and expenses . . . . . . . . . . . . . . .   2,000
     Legal fees and expenses  . . . . . . . . . . . . . . . .  12,000
     Printing and postage expenses  . . . . . . . . . . . . .   3,000
     Miscellaneous  . . . . . . . . . . . . . . . . . . . . .     144

          TOTAL . . . . . . . . . . . . . . . . . . . . . . . $35,000

Item 15.  Indemnification of Officers and Directors

     Directors and officers of the Company may be indemnified against liabilities, fines, penalties, and claims imposed upon or asserted against them as provided in the Virginia Stock Corporation Act and the Articles of Incorporation. Such indemnification covers all costs and expenses reasonably incurred by a Director or officer. The Board of Directors, by a majority vote of a quorum of disinterested Directors or, under certain circumstances, independent counsel appointed by the Board of Directors, must determine that the Director or officer seeking indemnification was not guilty of willful misconduct or a knowing violation of the criminal law. In addition, the Virginia Stock Corporation Act and the Company's Articles of Incorporation may under certain circumstances eliminate the liability of Directors and officers in a shareholder or derivative proceeding.

     If the person involved is not a Director or officer of the Company, the Board of Directors may cause the Company to indemnify to the same extent allowed for Directors and officers of the Company such person who was or is a party to a proceeding, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

Item 16.  Exhibits


4(i)(a) -      Specimen Common Stock certificate (filed as Exhibit 4(i) to the
               Company's Annual Report on Form 10-K for the year ended December
               31, 1993 (File No. 1-10524), and incorporated by reference herein)

4(i)(b) -      Restated Articles of Incorporation (filed as Exhibit 4(i)(c) to the Company's Form S-3 Registration Statement (Registration No.
               33-64275) filed with the Commission on November 15, 1995, and incorporated by reference herein)

4(i)(c) -      Bylaws (filed as Exhibit 4(c) to the Company's Form S-3
               Registration Statement (Registration No. 33-44743) filed with the
               Commission on December 31, 1991, and incorporated by reference herein)

4(i)(d) -      Amendment to Bylaws (filed as Exhibit 3(b)(ii) to the Company's
               Annual Report on Form 10-K for the year ended December 31, 1995
               (File No. 1-10524), and incorporated by reference herein)

4(i)(e) -      Loan Agreement dated as of November 7, 1991, between the Company and Aid Association for Lutherans (filed as Exhibit 6(c)(1) to the Company's Form 8-A Registration Statement dated April 19,
               1990 (File No. 1-10524), and incorporated by reference herein)

4(i)(f) -      Note Purchase Agreement dated as of January 15, 1993, between the
               Company and CIGNA Property and Casualty Insurance Company,
               Connecticut General Life Insurance Company, Connecticut General
               Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North America, Principal Mutual
               Life Insurance Company and Aid Association for Lutherans (filed as Exhibit 6(c)(5) to the Company's Form 8-A Registration
               Statement dated April 19, 1990 (File No. 1- 10524), and incorporated by reference herein)

4(i)(g) -      Credit Agreement dated as of December 15, 1994, between the
               Company and First Union National Bank of Virginia (filed as
               Exhibit 6(c)(6) to the Company's Form 8-A Registration Statement dated April 19, 1990 (File No. 1-10524), and incorporated by reference herein)

5 -            Opinion of Hunton & Williams

23(a) -        Consent of Ernst & Young LLP

23(b) -        Consent of L. P. Martin & Company, P.C.

23(c) -        Consent of Dixon, Odom & Co., L.L.P.

23(d) -        Consent of Hunton & Williams (included in Exhibit 5)

24 - Power of Attorney (located on the signature page of this Registration Statement)

Item 17.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Virginia Code, the Articles of Incorporation or By-laws of the registrant or resolutions of the Board of Directors of the registrant adopted pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia on the 30th day of August, 1996.

                         UNITED DOMINION REALTY TRUST, INC.



                         By       s/ John P. McCann
                            --------------------------------------
                              John P. McCann
                              President and Chief Executive Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 30th, 1996. Each of the undersigned officers and directors of the registrant hereby constitutes John P. McCann and James Dolphin, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

                  Signature

                s/ John P. McCann
            ----------------------------
            John P. McCann

                s/ James Dolphin
            ----------------------------
            James Dolphin


                s/ Jeff C. Bane
            ----------------------------
            Jeff C. Bane


            ----------------------------
            R. Toms Dalton, Jr.

                s/ Barry M. Kornblau
            ----------------------------
             Barry M. Kornblau

                s/ John C. Lanford

            ----------------------------
             John C. Lanford

                s/ H. Franklin Minor
            ----------------------------
             H. Franklin Minor




            ----------------------------
             Lynne B. Sagalyn

                s/ C. Harmon Williams, Jr.
            ----------------------------
            C. Harmon Williams, Jr.

                                 Exhibit Index


4(i)(a) -      Specimen Common Stock certificate (filed as Exhibit 4(i) to the
               Company's Annual Report on Form 10-K for the year ended December
               31, 1993 (File No. 1-10524), and incorporated by reference herein)

4(i)(b) -      Restated Articles of Incorporation (filed as Exhibit 4(i)(c) to the Company's Form S-3 Registration Statement (Registration No.
               33-64275) filed with the Commission on November 15, 1995, and incorporated by reference herein)

4(i)(c) -      Bylaws (filed as Exhibit 4(c) to the Company's Form S-3
               Registration Statement (Registration No. 33-44743) filed with the
               Commission on December 31, 1991, and incorporated by reference herein)

4(i)(d) -      Amendment to Bylaws (filed as Exhibit 3(b)(ii) to the Company's
               Annual Report on Form 10-K for the year ended December 31, 1995
               (File No. 1-10524), and incorporated by reference herein)

4(i)(e) -      Loan Agreement dated as of November 7, 1991, between the Company and Aid Association for Lutherans (filed as Exhibit 6(c)(1) to the Company's Form 8-A Registration Statement dated April 19,
               1990 (File No. 1-10524), and incorporated by reference herein)

4(i)(f) -      Note Purchase Agreement dated as of January 15, 1993, between the
               Company and CIGNA Property and Casualty Insurance Company,
               Connecticut General Life Insurance Company, Connecticut General
               Life Insurance Company, on behalf of one or more separate accounts, Insurance Company of North America, Principal Mutual
               Life Insurance Company and Aid Association for Lutherans (filed as Exhibit 6(c)(5) to the Company's Form 8-A Registration
               Statement dated April 19, 1990 (File No. 1- 10524), and incorporated by reference herein)

4(i)(g) -      Credit Agreement dated as of December 15, 1994, between the
               Company and First Union National Bank of Virginia (filed as
               Exhibit 6(c)(6) to the Company's Form 8-A Registration Statement dated April 19, 1990 (File No. 1-10524), and incorporated by reference herein)

5 -            Opinion of Hunton & Williams

23(a) -        Consent of Ernst & Young LLP

23(b) -        Consent of L. P. Martin & Company, P.C.

23(c) -        Consent of Dixon, Odom & Co., L.L.P.

23(d) -        Consent of Hunton & Williams (included in Exhibit 5)

24 - Power of Attorney (located on the signature page of this Registration Statement)